                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period: August 1 to August 31, 1998
Distribution Date: September 15, 1998

Statement for Class A and Class B Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                     Per $1,000 of Original
                                                                                                    Class A/Class B
                                                                                                  Certificate Amount
                                                                                            -----------------------------
(i)    Principal Distribution
          Class A-1 Note Amount                                                  10,168,224.64                        33.8940821
          Class A-2 Note Amount                                                           0.00                         0.0000000
          Class A-3 Note Amount                                                           0.00                         0.0000000
          Class B  Note Amount                                                            0.00                         0.0000000
          Certificates Amount                                                             0.00                         0.0000000


(ii)   Interest Distribution
          Class A-1 Note Amount                                                     264,832.98                         0.8827766
          Class A-2 Note Amount                                                     332,750.00                         5.0416667
          Class A-3 Note Amount                                                     236,472.63                         5.1250000
          Class B  Note Amount                                                      140,304.00                         5.3333333
          Certificates Amount                                                       112,535.50                         6.4166667


(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)  200,142,489.44


(iv)   Class A-1 Notes Balance (end of Collection Period)                        44,156,489.44
       Class A-1 Pool Factor (end of Collection Period)                                                                0.1471883
       Class A-2 Notes Balance (end of Collection Period)                        66,000,000.00
       Class A-2 Pool Factor (end of Collection Period)                                                                1.0000000
       Class A-3 Notes Balance (end of Collection Period)                        46,141,000.00
       Class A-3 Pool Factor (end of Collection Period)                                                                1.0000000
       Class B Notes Balance (end of Collection Period)                          26,307,000.00
       Class B Pool Factor (end of Collection Period)                                                                  1.0000000
       Certificates Balance (end of Collection Period)                           17,538,000.00
       Certificates Pool Factor (end of Collection Period)                                                             1.0000000


(v)    Basic Servicing Fee                                                          175,258.93                         0.3843516


(vi)   Aggregate Net Losses                                                         659,908.89


(vii)   Reserve Account Balance after Giving Effect to Payments                   6,839,790.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments         6,839,790.00
       Made on Distribution Date
        Draws on Reserve Account                                                          0.00
        Deposits to Reserve Account                                                       0.00

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period: August 1 to August 31, 1998
Distribution Date: September 15, 1998

Statement for Class A and Class B Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                     Per $1,000 of Original
                                                                                                    Class A/Class B
                                                                                                  Certificate Amount
                                                                                            -----------------------------

(viii) Class A-1 Notes Interest Carryover Shortfall                                       0.00                         0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                     0.00                         0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                     0.00                         0.0000000
         Class B Notes Interest Carryover Shortfall                                       0.00                         0.0000000
         Certificates Interest Carryover Shortfall                                        0.00                         0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                    0.00                         0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                    0.00                         0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                    0.00                         0.0000000
         Class B Notes Principal Carryover Shortfall                                      0.00                         0.0000000
         Certificates Principal Carryover Shortfall                                       0.00                         0.0000000


(ix)   Additional Principal Distributable Amount                                          0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the                        0.00
       Seller or purchased by Servicer

(xi)   Delinquent Contracts
                                                                                     Number              Balance
                                                                             -------------------------------------------------------
           30-59 Days                                                                613                   6,087,180.73
           60-89 Days                                                                133                   1,344,712.73
           90 Days or More                                                           168                   1,381,751.86

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                 0.1287198
Weighted Average Remaining Term of Remaining Portfolio                              39.6234285

Net Loss Ratio as of Each Collection Period
     (i)    Second Preceding Collection Period                                       0.0026748
     (ii)   Preceding Collection Period                                              0.0024028
     (iii)  Current Collection Period                                                0.0031378
     (vi)   Three Month Average                                                      0.0027385

Ending Portfolio Balance                                                        200,142,489.44


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